Exhibit 99.1

CONTACT:

Jon Kathol

Vice President, Investor Relations

Tel:813-544-8515

investorrelations@primobrands.com

Primo Brands Reports Full-Year and Fourth Quarter 2024 Results

Reports Strong Organic Combined Net Sales Growth

Estimated Cost Synergy Opportunity Increased to $300M

•	Reports strong Organic Combined Net Sales growth driven primarily by volume
•	Integration ahead of schedule; increases estimated cost synergy opportunity to $300 million, with $200 million expected to be captured in 2025; balance expected to be captured in 2026
•	Issues full year 2025 Net Sales, Adjusted EBITDA and Adjusted Free Cash Flow guidance
•	Increases quarterly dividend to $0.10 per common share

TAMPA, FL and STAMFORD, CT - February 20, 2025 - Primo Brands Corporation (NYSE: PRMB) (“Primo Brands” or the "Company"), today announced its results for the full year and fourth quarter ended December 31, 2024.

“We had a strong finish to the year as a combined company, Primo Brands Corporation. We exceeded net sales and volume expectations across our core water channels. Organic Combined Net Sales growth was primarily driven by volume which led to earnings growth and margin expansion. Our focus on our 'must-wins' of brand leadership, net organic growth, delivering superior customer service, providing operational excellence and being the first choice for stakeholders drives growth and creates value. Our strength of brands, market share gains, and increased customer service continues to drive strong momentum,” said Robbert Rietbroek, Chief Executive Officer.

"I am pleased with the progress of our integration. We have accelerated the size and speed of cost synergy capture. It is now forecasted to be $100 million higher and one year sooner, with $300 million in total expected by year end 2026. First-year 2025 synergies are estimated to be $200 million, with the balance occurring in 2026. The synergy capture is reflected in our 2025 outlook," said Mr. Rietbroek.

(Unless stated otherwise, all fourth quarter 2024 comparisons are relative to the fourth quarter of 2023; all information is in U.S. dollars. Non-GAAP reconciliations presented on the exhibits to this press release)

1

Q4 AND FULL YEAR FINANCIAL SUMMARY

	For the Three Months Ended			For the Fiscal Year Ended
($ in millions)	December 31, 2024	December 31, 2023	Change	December 31, 2024	December 31, 2023	Change
Net Sales	$1,397.2	$1,086.0	28.7%	$5,152.5	$4,698.7	9.7%
Net (Loss) Income from Continuing Operations	$(153.9)	$12.1	NM	$(12.6)	$92.8	NM
Net (Loss) Income from Continuing Operations Attributable to Common Stockholders[3]	$(153.9)	$3.6	NM	$(12.6)	$63.9	NM
Adj. EBITDA[1]	$254.8	$205.3	24.1%	$994.6	$783.6	26.9%

Combined Net Sales[2]	$1,609.0	$1,524.8	5.5%	$6,810.1	$6,462.9	5.4%
Combined Adj. EBITDA[1]	$301.4	$290.6	3.7%	$1,352.5	$1,131.4	19.5%

1 See Non-GAAP Financial Measures for additional information regarding non-GAAP financial metrics.

2Includes combined results of BlueTriton and Primo Water prior to the business combination, inclusive of accounting policy and fiscal year conformity adjustments. See Basis of Presentation below.

3 See exhibit 6

Q4 2024 Combined Net Sales were $1.609 billion, an increase of 5.5% from the year-ago period, primarily driven by volume gains of 4.4%. Organic contribution was 5.1%.

Q4 2024 Combined Adjusted EBITDA was $301.4 million, an increase of 3.7% from the year-ago period, with Combined Adjusted EBITDA margin of 18.7%.

Full year 2024 Combined Net Sales were $6.810 billion, up 5.4% from the year-ago period, primarily driven by volume gains of 3.4%. Organic contribution was 5.0%.

Full year 2024 Combined Adjusted EBITDA was $1.353 billion, an increase of 19.5% from the year-ago period, with Combined Adjusted EBITDA margin of 19.9%.

OUTLOOK

Primo Brands is targeting the following results for full-year 2025, inclusive of the estimated $200 million cost synergies opportunity anticipated for 2025:

Comparable Results[1]	2025 Range
($ in millions)	Low	High
Net Sales Growth	3%	5%
Adj. EBITDA	$1,600	$1,628
CAPEX	4% of Net Sales
Adj. Free Cash Flow	$790	$810

1Comparison period includes 2024 Combined Financials, less results of exited Eastern Canadian operations. For Net Sales reconciliation please see exhibit 9

2

FOURTH QUARTER AND FULL YEAR 2024 RESULTS CONFERENCE CALL

Primo Brands will host a conference call, to be simultaneously webcast, on Thursday, February 20, 2025, at 10:00 a.m. Eastern Time. A question-and-answer session will follow management's presentation. To participate, please call the following numbers:

Details for the Earnings Conference Call:

Date: February 20, 2025

Time: 10:00 a.m. Eastern Time

North America: (888) 510-2154

International: (437) 900-0527

Conference ID: 36944

Webcast Link: https://app.webinar.net/vKwE1br1j4n

A slide presentation and live audio webcast will be available through Primo Brands' website at ir.primobrands.com.

Replay Information:

The earnings conference call will be recorded and archived for playback on the investor relations section of Primo Brands' website for a period of two weeks following the event.

Basis of Presentation

As a result of the timing of the consummation of the business combination of Primo Water Corporation (“Primo Water”) and Triton Water Parent, Inc. (“BlueTriton”), to form Primo Brands Corporation on November 8, 2024, the Company’s GAAP consolidated financial information presented herein includes BlueTriton’s results for the three months and year ended December 31, 2024, and Primo Water’s results for the period from November 9, 2024 through December 31, 2024 following the closing of the business combination.

Information in this release that is presented on a “Combined” basis includes results for both BlueTriton and Primo Water on a combined basis inclusive of periods prior to the business combination. Historical information presented on a combined basis does not reflect any pro forma adjustments or other adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved if the business combination occurred on January 1, 2023, other than to reflect the difference in Primo Water's fiscal year-end, and the impact of the accounting conformity related to bottle deposits.

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INVESTOR DAY

We look forward to sharing our progress at our inaugural investor day next week on February 27, 2025. The event will be webcast live beginning at 1:00 PM EST on our website at ir.primobrands.com. The agenda includes a view of our long term growth algorithm, progress on synergy capture and our go-to-market strategies.

FOURTH QUARTER PERFORMANCE

	For the Three Months Ended
(USD $M except % or unless as otherwise noted)	December 31, 2024	December 31, 2023	Y/Y Change
Net sales	$1,397.2	$1,086.0	28.7%
Net (loss) income from continuing operations	$(153.9)	$12.1	$(166.0)
Net (loss) income from continuing operations attributable to common stockholders[1]	$(153.9)	$3.6	$(157.5)
Net (loss) income per diluted share from continuing operations	$(0.49)	$0.02	$(0.51)
Adjusted net income	$39.6	$23.6	$16.0
Adjusted net income per diluted share	$0.13	$0.11	$0.02
Adjusted EBITDA	$254.8	$205.3	24.1%
Adjusted EBITDA margin %	18.2%	18.9%	-70 bps

1 See exhibit 6

•	Net sales increased 28.7% to $1.397 billion compared to $1.086 billion. Combined Net Sales increased 5.5% to $1.609 billion compared to $1.525 billion. Contribution to Combined Net Sales from organic growth was 5.1% for the quarter.

•	Gross margin was 30.8% primarily driven by increased volumes better leveraging our fixed costs, as well as beneficial freight and water sourcing efficiencies.

•	SG&A expenses increased 56.3% to $335.9 million compared to $214.9 million. The increase was driven by higher selling costs, increased marketing spend to help drive organic sales and the impact of the transaction.

•	Net loss from continuing operations attributable to common stockholders and net loss per diluted share were $153.9 million and $0.49 per diluted share, respectively, compared to net income from continuing operations attributable to common stockholders and net income per diluted share of $3.6 million and $0.02, respectively.

•	Adjusted EBITDA increased 24.1% to $254.8 million compared to $205.3 million and Adjusted EBITDA margin decreased 70 bps to 18.2%, compared to 18.9%. Combined Adjusted EBITDA increased 3.7% to $301.4 million compared to $290.6 million and Combined Adjusted EBITDA margin decreased 40 bps to 18.7%, compared to 19.1%.

4

•	Net cash provided by operating activities from continuing operations of $93.7 million, less $57.6 million of capital expenditures and additions to intangible assets, resulted in $36.1 million of free cash flow, or $171.8 million of Adjusted Free Cash Flow (adjusting for the items set forth on Exhibit 5), compared to net cash provided by operating activities from continuing operations of $122.1 million and Adjusted Free Cash Flow of $87.1 million in the prior year.

FISCAL YEAR PERFORMANCE

	For the Fiscal Year Ended
(USD $M except % or unless as otherwise noted)	December 31, 2024	December 31, 2023	Y/Y Change
Net sales	$5,152.5	$4,698.7	9.7%
Net (loss) income from continuing operations	$(12.6)	$92.8	$(105.4)
Net (loss) income from continuing operations attributable to common stockholders[1]	$(12.6)	$63.9	$(76.5)
Net (loss) income per diluted share from continuing operations	$(0.05)	$0.29	$(0.34)
Adjusted net income	$245.0	$123.6	$121.4
Adjusted net income per diluted share	$1.01	$0.57	$0.44
Adjusted EBITDA	$994.6	$783.6	26.9%
Adjusted EBITDA margin %	19.3%	16.7%	260 bps

1 See exhibit 6

•	Net sales increased 9.7% to $5.153 billion compared to $4.699 billion. Combined Net Sales increased 5.4% to $6.810 billion compared to $6.463 billion. Contribution to Combined Net Sales from organic growth was 5.0%.

•	Gross margin was 31.5% primarily driven by increased volumes better leveraging our fixed costs, as well as beneficial freight and water sourcing efficiencies.

•	SG&A expenses increased 13.7% to $1.051 billion compared to $924 million. The increase was driven by higher selling costs, increased marketing spend to help drive organic sales and the impact of the transaction.

•	Net loss from continuing operations attributable to common stockholders and net loss per diluted share were $12.6 million and $0.05, respectively, compared to net income from continuing operations attributable to common stockholders and net income per diluted share of $63.9 million and $0.29, respectively.

•	Adjusted EBITDA increased 26.9% to $994.6 million compared to $783.6 million and Adjusted EBITDA margin increased 260 bps to 19.3%, compared to 16.7%. Combined Adjusted EBITDA increased 19.5% to $1.353 billion compared to $1.131 billion and Combined Adjusted EBITDA margin increased 240 bps to 19.9%, compared to 17.5%.

5

•	Net cash provided by operating activities from continuing operations of $463.8 million, less $190.9 million of capital expenditures and additions to intangible assets, resulted in $272.9 million of Free Cash Flow, or $456.2 million of Adjusted Free Cash Flow (adjusting for the items set forth on Exhibit 5), compared to net cash provided by operating activities from continuing operations of $320.9 million and Adjusted Free Cash Flow of $137.9 million in the prior year.

QUARTERLY DIVIDEND

Primo Brands announced that its Board of Directors declared a dividend of $0.10 per share on the outstanding common stock of the Company, payable on March 24, 2025, in cash, to the holders of record of such common stock of the Company at the close of business on March 7, 2025.

ABOUT PRIMO BRANDS CORPORATION

Primo Brands is a leading North American branded beverage company with a focus on healthy hydration, delivering responsibly and domestically sourced diversified offerings across products, formats, channels, price points, and consumer occasions, distributed in every state and Canada. Primo Brands has an extensive portfolio of highly recognizable, responsibly sourced, and conveniently packaged branded beverages distributed across more than 200,000 retail outlets, including established billion-dollar brands, Poland Spring® and Pure Life®, premium brands like Saratoga® and Mountain Valley®, regional leaders such as Arrowhead®, Deer Park®, Ice Mountain®, Ozarka®, and Zephyrhills®, purified brands including Primo Water® and Sparkletts®, and flavored and enhanced brands like Splash® and AC+ION®. These brands are sold directly across retail channels, including mass food, convenience, natural, drug, wholesale, distributors, and home improvement, as well as food service accounts in North America. Primo Brands also has extensive direct-to-consumer offerings with its industry-leading line-up of innovative water dispensers, which create consumer connectivity through recurring water purchases across its Water Direct, Water Exchange and Water Refill businesses. Through its Water Direct business, Primo Brands delivers hydration solutions direct to home and business consumers. Through its Water Exchange business, consumers can visit approximately 26,500 retail locations and purchase a pre-filled, multi-use bottle of water that can be exchanged after use for a discount on the next purchase. Through its Water Refill business, consumers have the option to refill empty multiuse bottles at approximately 23,500 self-service refill stations. Primo Brands also offers water filtration units for home and business consumers across North America. Primo Brands is a leader in reusable and circular packaging, helping to reduce waste through its reusable, multi serve bottles and innovative brand packaging portfolio, made from recycled plastic, aluminum, and glass. Primo Brands has a portfolio of over 90 springs and actively manages water resources to help assure a steady supply of quality, safe drinking water today and in the future. Primo Brands also helps conserve over 28,000 acres of land across the US and Canada. The Company is proud to partner with the International Bottled Water Association ("IBWA") in North America, which supports strict adherence to safety, quality, sanitation, and regulatory standards for the benefit of consumer protection. Primo Brands believes in fostering a respectful culture that values its associates and key stakeholders, and is deeply invested in quality hydration, its communities, and the sustainability of its packaging and water sources for generations to come. Primo Brands will continue Primo Water's and BlueTriton's strong support for American communities during natural disasters, in dealing with local and regional hydration quality issues, and in connection with many other local community challenges. Primo Brands employs more than 13,000 associates with dual headquarters in Tampa, Florida, and Stamford, Connecticut, and has more than 70 production facilities and more than 240 depots for efficient delivery to customers and consumers across North America.

6

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with generally accepted accounting principles in the United States ("GAAP"), Primo Brands utilizes certain non-GAAP financial measures. Primo Brands utilizes organic net sales growth (which excludes the impact of acquisitions). Primo Brands also utilizes Adjusted net income (loss), Adjusted net income (loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA margin to separate the impact of certain items from the underlying business. Because Primo Brands uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Primo Brands' underlying business performance and the performance of its management. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Net Sales. Additionally, Primo Brands supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment and additions to intangible assets to present Free Cash Flow, and by excluding the additional items identified on the exhibits hereto to present Adjusted Free Cash Flow, which management believes provides useful information to investors in assessing our performance, comparing Primo Brands' performance to the performance of the Company’s peer group and assessing the Company’s ability to service debt and finance strategic opportunities, which include investing in Primo Brands' business, making strategic acquisitions, paying dividends, and strengthening the balance sheet.

To aid investors and analysts with year-over-year comparability for the combined business of BlueTriton and Primo Water, the Company has also presented certain of these non-GAAP financial measures on a "Combined " basis. Combined non-GAAP financial measures includes results for both BlueTriton and Primo Water on a combined basis inclusive of periods prior to the business combination. Information presented on a combined basis does not reflect any pro forma adjustments or other adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved if the business combination occurred on January 1, 2023, other than to reflect the difference in Primo Water's fiscal year-end, and the impact of the accounting conformity related to bottle deposits.

7

The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo Brands' financial statements prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

We have not reconciled our Adjusted EBITDA and Adjusted Free Cash Flow guidance to GAAP net income or loss and cash flows from operations, respectively, because we do not provide guidance for such GAAP measures due to the uncertainty and potential variability of stock-based compensation expense, acquired intangible assets and related amortization and income taxes, which are reconciling items between Adjusted EBITDA and Adjusted EBITDA Margin and their respective most directly comparable GAAP measures. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on our future GAAP net income or loss and GAAP net income or loss margin.

Safe Harbor Statements

This press release contains forward-looking statements and forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo Brands makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo Brands cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities,” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. The forward-looking statements contained in this press release include, but are not limited to, statements regarding future financial and operating trends and results (including Primo Brands' 2025 outlook), anticipated synergies and other benefits from the business combination of BlueTriton and Primo Water. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

8

Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to manage our expanded operations following the business combination; we have no operating or financial history as a combined company; we face significant competition in the segment in which we operate; our success depends, in part, on our intellectual property; we may not be able to consummate acquisitions, or acquisitions may be difficult to integrate, and we may not realize the expected benefits; our business is dependent on our ability to maintain access to our water sources; our ability to respond successfully to consumer trends related to our products; the loss or reduction in sales to any significant customer; our packaging supplies and other costs are subject to price increases; the affiliates of One Rock Capital Partners, LLC own a significant amount of the voting power of the Company, and their interests may conflict with or differ from the interests of other stockholders; legislative and executive action risks; risks related to sustainability matters; costs to comply with developing laws and regulations, including those surrounding the production and use of plastics, as well as related litigation relating to plastics pollution; our products may not meet health and safety standards or could become contaminated, and we could be liable for injury, illness, or death caused by consumption of our products; and risks associated with our substantial indebtedness.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo Brands' Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo Brands does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website: ir.primobrands.com

9

PRIMO BRANDS CORPORATION				EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts)
Unaudited

	For the Three Months Ended		For the Fiscal Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net sales	$1,397.2	$1,086.0	$5,152.5	$4,698.7
Cost of sales	967.1	771.8	3,530.9	3,346.7
Gross profit	430.1	314.2	1,621.6	1,352.0
Selling, general and administrative expenses	335.9	214.9	1,050.6	924.2
Acquisition, integration and restructuring expenses	175.1	1.9	204.1	16.9
Other operating expense, net	0.1	8.8	6.6	4.9
Operating (loss) income	(81.0)	88.6	360.3	406.0
Interest and financing expense, net	87.8	75.4	339.6	288.1
(Loss) income from continuing operations before income taxes	(168.8)	13.2	20.7	117.9
(Benefit from) provision for income taxes	(14.9)	1.1	33.3	25.1
Net (loss) income from continuing operations	$(153.9)	$12.1	$(12.6)	$92.8
Net loss from discontinued operations, net of income taxes	(3.8)	—	(3.8)	—
Net (loss) income	$(157.7)	$12.1	$(16.4)	$92.8
Dividend accrued on preferred stock	—	5.4	—	25.8
Excess of redemption value over carrying value of preferred stock	—	3.1	—	3.1
Net (loss) income attributable to common stockholders	$(157.7)	$3.6	$(16.4)	$63.9

Net (loss) income per common share
Basic:
Continuing operations	$(0.49)	$0.02	$(0.05)	$0.29
Discontinued operations	$(0.01)	$—	$(0.02)	$—
Net (loss) income per common share	$(0.50)	$0.02	$(0.07)	$0.29
Diluted:
Continuing operations	$(0.49)	$0.02	$(0.05)	$0.29
Discontinued operations	$(0.01)	$—	$(0.02)	$—
Net (loss) income per common share	$(0.50)	$0.02	$(0.07)	$0.29

Weighted-average common shares outstanding (in thousands)
Basic	312,891	218,453	242,315	218,338
Diluted	312,891	218,453	242,315	218,338

10

PRIMO BRANDS CORPORATION		EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts)
Unaudited

	December 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash, cash equivalents and restricted cash	$614.4	$47.0
Trade receivables, net of allowance for expected credit losses of $4.7 ($3.4 as of December 31, 2023)	444.0	397.5
Inventories	208.4	180.4
Prepaid expenses and other current assets	150.4	73.1
Current assets held for sale	111.8	—
Total current assets	1,529.0	698.0
Property, plant and equipment, net	2,083.9	1,609.2
Operating lease right-of-use-assets, net	628.7	552.0
Goodwill	3,572.2	817.4
Intangible assets, net	3,191.7	1,420.2
Other non-current assets	70.1	57.0
Non-current assets held for sale	118.9	—
Total assets	$11,194.5	$5,153.8
LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities:
Current portion of long-term debt	$64.5	$31.9
Trade payables	471.6	356.5
Accruals and other current liabilities	661.7	320.6
Current portion of operating lease obligations	95.5	73.8
Current liabilities held for sale	82.2	—
Total current liabilities	1,375.5	782.8
Long-term debt, less current portion	4,963.6	3,450.7
Operating lease obligations, less current portion	555.6	498.2
Deferred income taxes	738.7	397.0
Other non-current liabilities	85.8	22.4
Non-current liabilities held for sale	31.1	—
Total liabilities	7,750.3	5,151.1
Shareholder’s Equity:
Preferred stock, $0.01 and $0.001 par value, nil and $1,000 stated value, 100,000,000 and 250,000 shares authorized at December 31, 2024 and 2023, respectively, nil issued and outstanding at December 31, 2024 and 2023	—	—
Common stock, $0.01 par value, 900,000,000 shares and 1,050,000 shares authorized, 379,792,996 shares and 1,030,365 shares issued and outstanding at December 31, 2024 and 2023, respectively	3.8	—
Additional paid-in capital	4,971.3	1,024.5
Accumulated deficit	(1,513.7)	(1,014.3)
Accumulated other comprehensive loss	(17.2)	(7.5)
Total shareholders' equity	3,444.2	2.7
Total liabilities and shareholders' equity	$11,194.5	$5,153.8

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PRIMO BRANDS CORPORATION				EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
Unaudited
	For the Three Months Ended		For the Fiscal Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Cash flows from operating activities of continuing operations:
Net (loss) income	$(157.7)	$12.1	$(16.4)	$92.8
Less: Net loss from discontinued operations, net of income taxes	(3.8)	—	(3.8)	—
Net (loss) income from continuing operations	(153.9)	12.1	$(12.6)	$92.8
Adjustments to reconcile net (loss) income from continuing operations to cash flows from operating activities of continuing operations:
Depreciation and amortization	106.0	83.1	333.3	305.7
Amortization of debt discount and issuance costs	5.9	3.4	18.4	13.5
Share-based compensation costs	7.8	0.3	8.7	1.3
Write off of long lived assets	2.0	12.2	7.1	14.3
Amortization of purchase accounting inventory step-up	6.0	—	6.0	—
Restructuring charges	22.0	—	22.0	—
Inventory obsolescence expense	3.6	5.1	16.9	27.6
Charge for expected credit losses	6.0	3.6	12.6	14.1
Deferred income taxes	(34.5)	(14.4)	(78.1)	(40.5)
Other non-cash items	(4.3)	0.7	3.0	(0.1)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	145.3	39.6	83.6	51.3
Inventories	31.3	23.0	(0.1)	23.1
Prepaid expenses and other current assets and other assets	(49.4)	(2.9)	(33.5)	1.8
Trade payables	(46.7)	(48.0)	(23.4)	(228.0)
Accruals and other current and non-current liabilities	46.6	4.3	99.9	44.0
Net cash provided by operating activities of continuing operations	93.7	122.1	463.8	320.9
Cash flows from investing activities of continuing operations:
Purchases of property, plant and equipment	(53.3)	(41.6)	(150.2)	(203.6)
Purchases of intangible assets	(4.3)	(1.9)	(40.7)	(14.1)
Cash acquired in the Transaction	665.9	—	665.9	—
Purchases of investments	(10.0)	(3.0)	(10.0)	(3.0)
Proceeds from settlement of split-dollar life insurance contracts	—	0.1	2.4	3.0
Other investing activities	0.7	0.1	1.2	0.1
Net cash provided by (used in) investing activities of continuing operations	599.0	(46.3)	468.6	(217.6)

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Cash flows from financing activities of continuing operations:
Proceeds from 2024 Incremental Term Loan, net of discount	—	—	392.0	—
2024 Incremental Term Loan debt issuance costs	—	—	(5.1)	—
Proceeds from borrowings from Revolver	—	90.0	25.0	175.0
Repayment of borrowings from Revolver	—	—	(115.0)	(85.0)
Repayment of Term Loans and Senior Notes	(8.0)	(7.0)	(32.0)	(28.0)
Proceeds from borrowings of other debt	0.9	5.7	8.3	7.0
Principal repayment of other debt	(0.8)	—	(3.5)	—
Principal payment of finance leases	(3.6)	(1.1)	(8.2)	(1.1)
Issuance of common shares	1.9	3.3	1.9	3.3
Common shares repurchased and cancelled	(10.4)	—	(10.4)	—
Redemption of preferred stock	—	(183.6)	—	(183.6)
Dividends paid on preferred stock	—	(49.9)	—	(49.9)
Dividends paid to common stockholders	(35.7)	—	(35.7)	—
Dividends paid to Primo Water stockholders	(131.5)	—	(131.5)
Dividends paid to Sponsor Stockholder	(65.9)	—	(448.6)	—
Other financing	(0.1)	—	(0.1)	—
Net cash used in financing activities of continuing operations	(253.2)	(142.6)	(362.9)	(162.3)
Cash flows from discontinued operations:
Net cash used in operating activities from discontinued operations	3.4	—	3.4	—
Net cash provided by investing activities from discontinued operations	5.8	—	5.8	—
Net cash used in financing activities from discontinued operations	(3.5)	—	(3.5)	—
Net cash provided discontinuing operations	5.7	—	5.7	—
Effect of exchange rates on cash	(1.2)	0.3	(1.5)	0.2
Net increase (decrease) in cash, cash equivalents and restricted cash	444.0	(66.5)	573.7	(58.8)
Cash and cash equivalents and restricted cash, beginning of period	176.7	113.5	47.0	105.8
Cash and cash equivalents and restricted cash, end of period	$620.7	$47.0	$620.7	$47.0
Cash and cash equivalents and restricted cash from discontinued operations, end of period	6.3	—	6.3	—
Cash and cash equivalents and restricted cash of continuing operations, end of period	$614.4	$47.0	$614.4	$47.0

13

PRIMO BRANDS CORPORATION				EXHIBIT 4
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Three Months Ended		For the Fiscal Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net (loss) income from continuing operations	$(153.9)	$12.1	$(12.6)	$92.8
Interest and financing expense, net	87.8	75.4	339.6	288.1
(Benefit from) provision for income taxes	(14.9)	1.1	33.3	25.1
Depreciation and amortization	106.0	83.1	333.3	305.7
EBITDA	$25.0	$171.7	$693.6	$711.7

Acquisition, integration and restructuring expenses (a)	175.1	1.9	204.1	16.9
Share-based compensation costs (b)	7.4	0.3	8.3	1.3
Unrealized loss on foreign exchange and commodity hedges, net (c)	0.3	8.7	6.4	5.1
Write off of long lived assets (d)	1.6	11.4	5.4	11.4
Management fees (e)	34.8	6.6	53.4	17.8
Purchase accounting adjustments (f)	4.8	—	4.8	—
Other adjustments, net (g)	5.8	4.7	18.6	19.4
Adjusted EBITDA	$254.8	$205.3	$994.6	$783.6

Net sales	$1,397.2	$1,086.0	$5,152.5	$4,698.7
Adjusted EBITDA margin %	18.2%	18.9%	19.3%	16.7%

		For the Three Months Ended		For the Fiscal Year Ended
	Location in Consolidated Statements of Operations	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
		(Unaudited)		(Unaudited)
(a) Acquisition, integration and restructuring expenses	Acquisition and integration expenses	$175.1	$1.9	$204.1	$16.9
(b) Share-based compensation costs	Selling, general and administrative expenses	7.4	0.3	8.3	1.3
(c) Unrealized loss on foreign exchange and commodity hedges, net	Other expense, net	0.3	8.7	6.4	5.1
(d) Write off of long lived assets (d)	Cost of sales	1.6	11.4	5.4	11.4
(e) Management fees	Selling, general and administrative expenses	34.8	6.6	53.4	17.8
(f) Purchase accounting adjustments	Cost of sales	6.0	—	6.0	—
(f) Purchase accounting adjustments	Selling, general and administrative expenses	(1.2)	—	(1.2)	—
(g) Other adjustments, net	Other expense, net	0.3	0.1	0.3	(0.2)
	Selling, general and administrative expenses	5.5	4.6	18.3	19.6

14

PRIMO BRANDS CORPORATION		EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	December 31, 2024	December 31, 2023

Net cash provided by operating activities of continuing operations	$93.7	$122.1
Less: Additions of property, plant and equipment	(53.3)	(41.6)
Less: Additions of intangible assets	(4.3)	(1.9)
Free cash flow	$36.1	$78.6

Acquisition and integration cash costs	104.2	1.9
Cash costs related to additions to property, plant and equipment for integration of acquired entities	0.1	—
Management Fees	31.4	6.6
Adjusted Free Cash Flow	$171.8	$87.1

	For the Fiscal Year Ended
	December 31, 2024	December 31, 2023

Net cash provided by operating activities of continuing operations	$463.8	$320.9
Less: Additions to property, plant and equipment	(150.2)	(203.6)
Less: Additions to intangible assets	(40.7)	(14.1)
Free cash flow	$272.9	$103.2

Acquisition and integration cash costs	133.2	16.9
Cash costs related to additions to property, plant and equipment for integration of acquired entities	0.1	—
Management Fees	50.0	17.8
Adjusted Free Cash Flow	$456.2	$137.9

15

PRIMO BRANDS CORPORATION				EXHIBIT 6
SUPPLEMENTARY INFORMATION-NON-GAAP-ADJUSTED NET INCOME AND ADJUSTED EPS
(in millions of U.S. dollars, except share amounts)
Unaudited
	For the Three Months Ended		For the Fiscal Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net (loss) income from continuing operations	$(153.9)	$12.1	$(12.6)	$92.8
Dividend accrued on preferred stock	—	5.4	—	25.8
Excess of redemption value over carrying value of preferred stock	—	3.1	—	3.1
Net (loss) income from continuing operations attributable to common stockholders	$(153.9)	$3.6	$(12.6)	$63.9
Adjustments:
Amortization expense of customer lists	14.9	4.8	29.1	19.0
Acquisition, integration and restructuring expenses	175.1	1.9	204.1	16.9
Share-based compensation costs	7.4	0.3	8.3	1.3
Unrealized loss on foreign exchange and commodity hedges, net	0.3	8.7	6.4	5.1
Management fees	34.8	6.6	53.4	17.8
Purchase accounting adjustments	4.8	—	4.8	—
Other adjustments, net	5.8	4.7	18.6	19.4
Tax impact of adjustments[1]	(49.6)	(7.0)	(67.1)	(19.8)
Adjusted net income	$39.6	$23.6	$245.0	$123.6

Earnings Per Share (as reported)
Net (loss) income from continuing operations	$(153.9)	$12.1	$(12.6)	$92.8

Basic EPS	$(0.49)	$0.02	$(0.05)	$0.29
Diluted EPS	$(0.49)	$0.02	$(0.05)	$0.29

Weighted average common shares outstanding (in thousands)
Basic	312,891	218,453	242,315	218,338
Diluted	312,891	218,453	242,315	218,338

Adjusted Earnings Per Share (Non-GAAP)
Adjusted net income from continuing operations (Non-GAAP)	$39.6	$23.6	$245.0	$123.6
Adjusted diluted EPS (Non-GAAP)	$0.13	$0.11	$1.01	$0.57

Weighted average common shares outstanding (in thousands)
Basic	312,891	218,453	242,315	218,338
Diluted weighted average common shares outstanding (in thousands) (Non-GAAP)[2]	314,589	218,453	242,742	218,338

[1] The tax effect for adjusted net income is based upon an analysis of the statutory tax treatment and the applicable tax rate for the jurisdiction in which the pre-tax adjusting items incurred and for which realization of the resulting tax benefit (if any) is expected. A reduced or 0% tax rate is applied to jurisdictions where we do not expect to realize a tax benefit due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets.
[2] Includes the impact of dilutive securities of 1,698 and nil for the three months ended December 31, 2024 and December 31, 2023, respectively, and 427 and nil for the year ended December 31, 2024 and December 31, 2023, respectively. These dilutive securities were excluded from GAAP diluted weighted average common shares outstanding due to net loss from continuing operations reported in those periods.

16

PRIMO BRANDS CORPORATION			EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - 2024 and 2023 COMBINED NET SALES & ADJUSTED EBITDA
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Period Ended
	Primo Brands Corporation	Primo Water Corporation	Combined
	December 31, 2024[1]	November 8, 2024[2]	December 31, 2024

Net sales	$1,397.2	$221.1	$1,618.3
Accounting policy conformity adjustments (Net sales)[3]	—	(0.8)	(0.8)
Fiscal year conformity adjustment (Net Sales)[4]	—	(8.5)	(8.5)
Combined Net sales	$1,397.2	$211.8	$1,609.0

Net loss from continuing operations	$(153.9)	$(35.7)	$(189.6)
Interest and financing expense, net	87.8	3.0	90.8
(Benefit from) provision for income taxes	(14.9)	3.4	(11.5)
Depreciation and amortization	106.0	23.8	129.8
EBITDA	25.0	(5.5)	19.5
Acquisition, integration and restructuring expenses	175.1	52.6	227.7
Share-based compensation costs	7.4	2.0	9.4
Unrealized loss on foreign exchange and commodity hedges, net	0.3	1.9	2.2
Write off of long lived assets	1.6	3.3	4.9
Management fees	34.8	—	34.8
Purchase accounting adjustments	4.8	—	4.8
Other adjustments, net	5.8	(0.9)	4.9
Adjusted EBITDA	$254.8	$53.4	$308.2

Accounting policy conformity adjustments (Adjusted EBITDA)[3]	—	(2.9)	(2.9)
Fiscal year conformity adjustment (Adjusted EBITDA)[4]	—	(3.9)	(3.9)
Combined Adjusted EBITDA	$254.8	$46.6	$301.4

Combined Adjusted EBITDA Margin	18.2%	22.0%	18.7%

1. Represents the Adjusted EBITDA and Revenue of Primo Brands for the three months ended December 31, 2024.
2. Company information. Represents the Adjusted EBITDA and Revenue for Primo Water for the period September 29, 2024 through November 8, 2024.
3. Company information. Represents accounting policy adjustments to conform Primo Water's accounting policies to those of Blue Triton.
4. Company information. Represents adjustments to conform Primo Water's fiscal year to that of Blue Triton.

17

	For the Period Ended
	Primo Brands	Primo Water Corporation	Primo Water Corporation	Combined
	December 31, 2024[1]	September 28, 2024[2]	November 8, 2024[3]	December 31, 2024

Net sales	$5,152.5	$1,448.4	$221.1	$6,822.0
Accounting policy conformity adjustments (Net sales)[4]	—	(7.7)	(0.8)	(8.5)
Fiscal year conformity adjustment (Net sales)[5]	—	5.1	(8.5)	(3.4)
Combined Net sales	$5,152.5	$1,445.8	$211.8	$6,810.1

Net (loss) income from continuing operations	$(12.6)	$70.2	$(35.7)	$21.9
Interest and financing expense, net	339.6	25.0	3.0	367.6
Provision for income taxes	33.3	37.4	3.4	74.1
Depreciation and amortization	333.3	148.9	23.8	506.0
EBITDA	693.6	281.5	(5.5)	969.6
Acquisition, integration and restructuring expenses	204.1	26.6	52.6	283.3
Share-based compensation costs	8.3	17.1	2.0	27.4
Unrealized loss on foreign exchange and commodity hedges, net	6.4	2.0	1.9	10.3
Write off of long lived assets	5.4	4.1	3.3	12.8
Gain on sale of property	—	(0.5)	—	(0.5)
Management fees	53.4	—	—	53.4
Purchase accounting adjustments	4.8	—	—	4.8
Other adjustments, net	18.6	0.7	(0.9)	18.4
Adjusted EBITDA	$994.6	$331.5	$53.4	$1,379.5

Accounting policy conformity adjustments (Adjusted EBITDA)[4]	—	(22.9)	(2.9)	(25.8)
Fiscal year conformity adjustment (Adjusted EBITDA)[5]	—	2.7	(3.9)	(1.2)
Combined Adjusted EBITDA	$994.6	$311.3	$46.6	$1,352.5

Combined Adjusted EBITDA Margin	19.3%	21.5%	22.0%	19.9%

1. Represents the Adjusted EBITDA and Revenue of Primo Brands for the fiscal year ended December 31, 2024.
2. Represents the Adjusted EBITDA and Revenue of Primo Water for the nine months ended September 28, 2024. Results obtained from Primo Water's Quarterly Report on Form 10-Q for Q3 2024 filed November 7, 2024.
3. Company information. Represents the Adjusted EBITDA and Revenue for Primo Water for the period September 29, 2024 through November 8, 2024.
4. Company information. Represents accounting policy adjustments to conform Primo Water's accounting policies to those of Blue Triton.
5. Company information. Represents adjustments to conform Primo Water Corporation's fiscal year to that of Blue Triton.

18

	For the Three Months Ended
	Primo Brands	Primo Water Corporation	Combined
	December 31, 2023[1]	December 30, 2023[2]	December 31, 2023

Net sales	$1,086.0	$438.7	$1,524.7
Accounting policy conformity adjustments (Net sales)[3]	—	(2.5)	(2.5)
Fiscal year conformity adjustment (Net sales)[4]	—	2.6	2.6
Combined Net sales	$1,086.0	$438.8	$1,524.8

Net income from continuing operations	$12.1	$13.3	$25.4
Interest and financing expense, net	75.4	16.6	92.0
Provision for income taxes	1.1	6.0	7.1
Depreciation and amortization	83.1	49.7	132.8
EBITDA	171.7	85.6	257.3
Acquisition, integration and restructuring expenses	1.9	3.5	5.4
Share-based compensation costs	0.3	8.0	8.3
Unrealized loss on foreign exchange and commodity hedges, net	8.7	5.8	14.5
Write off of long lived assets	11.4	5.3	16.7
Gain on sale of property	—	(15.7)	(15.7)
Management fees	6.6	—	6.6
Other adjustments, net	4.7	2.4	7.1
Adjusted EBITDA	$205.3	$94.9	$300.2

Accounting policy conformity adjustments (Adjusted EBITDA)[3]	—	(8.0)	(8.0)
Fiscal year conformity adjustment (Adjusted EBITDA)[4]	—	(1.6)	(1.6)
Combined Adjusted EBITDA	$205.3	$85.3	$290.6

Combined Adjusted EBITDA Margin	18.9%	19.4%	19.1%

1. Represents the Adjusted EBITDA and Net sales of Primo Brands.
2. Represents the Adjusted EBITDA and Net sales of Primo Water obtained from the 2023 Form 10-K filed February 28, 2024.
3. Company information. Represents accounting policy adjustments to conform Primo Water's accounting policies to those of Blue Triton.
4. Company information. Represents adjustments to conform Primo Water's fiscal year to that of Blue Triton.

19

	For the Fiscal Year Ended
	Primo Brands	Primo Water Corporation	Combined
	December 31, 2023[1]	December 30, 2023[2]	December 31, 2023

Net sales	$4,698.7	$1,771.8	$6,470.5
Accounting policy conformity adjustments (Net sales)[3]	—	(9.2)	(9.2)
Fiscal year conformity adjustment (Net sales)[4]	—	1.6	1.6
Combined Net sales	$4,698.7	$1,764.2	$6,462.9

Net income from continuing operations	$92.8	$63.8	$156.6
Interest and financing expense, net	288.1	71.4	359.5
Provision for income taxes	25.1	27.0	52.1
Depreciation and amortization	305.7	193.3	499.0
EBITDA	711.7	355.5	1,067.2
Acquisition, integration and restructuring expenses	16.9	9.5	26.4
Share-based compensation costs	1.3	14.1	15.4
Unrealized loss on foreign exchange and commodity hedges, net	5.1	5.7	10.8
Write off of long lived assets	11.4	9.1	20.5
Gain on sale of property	—	(21.0)	(21.0)
Management fees	17.8	—	17.8
Other adjustments, net	19.4	7.8	27.2
Adjusted EBITDA	$783.6	$380.7	$1,164.3

Accounting policy conformity adjustments (Adjusted EBITDA)[3]	—	(31.5)	(31.5)
Fiscal year conformity adjustment (Adjusted EBITDA)[4]	—	(1.4)	(1.4)
Combined Adjusted EBITDA	$783.6	$347.8	$1,131.4

Combined Adjusted EBITDA Margin	16.7%	19.7%	17.5%

1. Represents the Adjusted EBITDA and Net sales of Primo Brands.
2. Represents the Adjusted EBITDA and Net sales of Primo Water obtained from the 2023 Form 10-K filed February 28, 2024.
3. Company information. Represents accounting policy adjustments to conform Primo Water's accounting policies to those of Blue Triton.
4. Company information. Represents adjustments to conform Primo Water's fiscal year to that of Blue Triton.

20

PRIMO BRANDS CORPORATION			EXHIBIT 8
SUPPLEMENTARY INFORMATION - NON-GAAP - COMBINED 2024 and 2023 FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Period Ended
	Primo Brands Corporation	Primo Water Corporation	Combined
	December 31, 2024[1]	November 8, 2024[2]	December 31, 2024

Net cash provided by operating activities from continuing operations	$93.7	$36.7	$130.4
Less: Additions to property, plant, and equipment	(53.3)	(16.0)	(69.3)
Less: Additions to intangible assets	(4.3)	(1.1)	(5.4)
Free Cash Flow	$36.1	$19.6	$55.7

Acquisition and integration cash costs	104.2	6.9	111.1
Cash costs related to additions to property, plant and equipment for integration of acquired entities	0.1	0.1	0.2
Management Fees	31.4	—	31.4
Combined Adjusted Free Cash Flow	$171.8	$26.6	$198.4

1. Represents the Free Cash Flow and Adjusted Free Cash Flow for Primo Brands for the three months ended December 31, 2024.
2. Company information. Represents the Free Cash Flow and Adjusted Free Cash Flow for Primo Water for the period September 29, 2024 through November 8, 2024. Accounting conformity adjustments do not impact Free Cash Flow or Adjusted Free Cash Flow totals, therefore, management has not adjusted the individual lines for these.

21

	For the Period Ended
	Primo Brands Corporation	Primo Water Corporation	Primo Water Corporation	Combined
	December 31, 2024[1]	September 28, 2024[2]	November 8, 2024[3]	December 31, 2024

Net cash provided by operating activities from continuing operations	$463.8	$255.7	$36.7	$756.2
Less: Additions to property, plant, and equipment	(150.2)	(108.7)	(16.0)	(274.9)
Less: Additions to intangible assets	(40.7)	(7.9)	(1.1)	(49.7)
Free Cash Flow	$272.9	$139.1	$19.6	$431.6

Acquisition and integration cash costs	133.2	19.3	6.9	159.4
Cash taxes paid for property sales	—	1.3	—	1.3
Cash costs related to additions to property, plant and equipment for integration of acquired entities	0.1	1.1	0.1	1.3
COVID-19 related refunds	—	(0.8)	—	(0.8)
Management Fees	50.0	—	—	50.0
Tariffs refunds related to property, plant, and equipment	—	2.1	—	2.1
Combined Adjusted Free Cash Flow	$456.2	$162.1	$26.6	$644.9

1. Represents the Free Cash Flow and Adjusted Free Cash Flow for Primo Brands for the fiscal year ended December 31, 2024.
2. Represents the Free Cash Flow and Adjusted Free Cash Flow of Primo Water obtained from Primo Water's Q3 2024 Press Release filed November 7, 2024. Accounting conformity adjustments do not impact Free Cash Flow or Adjusted Free Cash Flow totals, therefore, management has not adjusted the individual lines for these.
3. Company information. Represents the Adjusted Free Cash Flow for Primo Water Corporation for the period September 29, 2024 through November 8, 2024. Accounting conformity adjustments do not impact Free Cash Flow or Adjusted Free Cash Flow totals, therefore, management has not adjusted the individual lines for these.

22

	For the Three Months Ended			For the Fiscal Year Ended
	Primo Brands Corporation	Primo Water Corporation	Combined	Primo Brands Corporation	Primo Water Corporation	Combined
	December 31, 2023[1]	December 30, 2023[1]	December 31, 2023	December 31, 2023[1]	December 30, 2023[1]	December 31, 2023

Net cash provided by operating activities from continuing operations	$122.1	$67.0	$189.1	$320.9	$289.2	$610.1
Less: Additions to property, plant, and equipment	(41.6)	(35.7)	(77.3)	(203.6)	(139.2)	(342.8)
Less: Additions to intangible assets	(1.9)	(2.0)	(3.9)	(14.1)	(8.5)	(22.6)
Free Cash Flow	$78.6	$29.3	$107.9	$103.2	$141.5	$244.7

Acquisition and integration cash costs	1.9	1.4	3.3	16.9	7.0	23.9
Cash taxes paid for property sales	—	5.1	5.1	—	5.9	5.9
Cash costs related to additions to property, plant and equipment for integration of acquired entities	—	0.2	0.2	—	0.3	0.3
Management Fees	6.6	—	6.6	17.8	—	17.8
Tariffs refunds related to property, plant, and equipment	—	0.7	0.7	—	3.1	3.1
Combined Adjusted Free Cash Flow	$87.1	$36.7	$123.8	$137.9	$157.8	$295.7

1. Represents the Free Cash Flow and Adjusted Free Cash Flow of Primo Water and Primo Brands Corporation. Free Cash Flow and Adjusted Free Cash Flow for Primo Water obtained from Primo Water's 2023 Press Release filed February 28, 2024.

23

PRIMO BRANDS CORPORATION		EXHIBIT 9
SUPPLEMENTARY INFORMATION - NON-GAAP - COMPARABLE NET SALES GROWTH
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	Low	High
2024 Combined Net sales[1]	$6,810.1	$6,810.1
2024 Eastern Canadian operations[2]	(84.4)	(84.4)
2024 Comparable Net sales	6,725.7	6,725.7
Comparable Net sales increase from 2024	202.0	336.0
2025 Estimated Comparable Net sales	$6,927.7	$7,061.7
2025 Comparable Net sales growth	3%	5%

1. Represents the Combined Net sales for Primo Brands for the fiscal year ended December 31, 2024.
2. Represents Net sales impact of the Eastern Canadian operations for the fiscal year ended December 31, 2024.

24